EXHIBIT 10.31

Date:

To:

From:	John J. Millerick

NOTIFICATION OF STOCK GRANT

You are hereby notified that on ___ the Board of Directors of Analogic Corporation voted to grant to you Amount Shares Common Stock of the Corporation under the Key Employee Stock Bonus Plan dated October 12, 2000 (the “Plan”), as amended.

In accordance with the terms of this Plan, you are requested to sign the attached Non-Competition Agreement, following which stock certificates representing the shares of this Grant will be executed in your name. These certificates will be held in escrow by the Company until such time as restrictions upon your disposition of these shares shall lapse. The restrictions, as to the first 25% of these shares, shall lapse on ___. For each of the three (3) years then following ___ the restrictions upon disposition of 25% of such shares shall lapse. At the time that the restrictions upon your disposition of shares shall lapse, under present Internal Revenue Regulations, certain federal and state income taxes will be due.

Attached hereto is the Plan Prospectus (with the Plan itself attached as Exhibit A). The Plan sets forth the terms and conditions of this Grant. By signing this document, the recipient agrees to accept the Grant of the above mentioned shares of Analogic Common Stock in accordance with all terms and conditions of the Plan.

Please sign each Notification of Stock Grant and the Non-Competition Agreement, keep one copy of the signed Notification of Stock Grant for your files, and return both a signed Notification of Stock Grant and the Non-Competition Agreement to:

John J. Millerick
Chief Financial Officer and Treasurer
Analogic Corporation
8 Centennial Drive
Peabody, MA 01960

ANALOGIC CORPORATION

Name:	By:

John J. Millerick
Senior Vice President and
Chief Financial Officer

NON-COMPETITION AGREEMENT

The undersigned, NAME, an employee of Analogic Corporation, a United States corporation with its principal place of business in Peabody, MA (hereinafter referred to as the “Company”), in consideration of the transfer of shares of the company’s Common Stock to the undersigned under and in accordance with the provisions of the Key Employee Stock Bonus Plan dated October 12, 2000, as amended, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, hereby covenants and agrees with the Company that, during the period of one (1) year commencing with the date of the cessation of his employment by the Company, however caused, whether voluntarily or involuntarily, the undersigned will not accept an identical or substantially similar position to that held by him at the Company immediately prior to the cessation of his employment with the Company with any business (including without limitation any business conducted by a person, firm, association, or corporation) that is directly competitive with the business of the Company or otherwise have any material investment or interest in any such business.

If the Company shall merge or consolidate with any corporation and the Company shall not be the surviving corporation or if the Company shall sell or exchange substantially all of its assets, or if more than 40% of the voting securities of the Company shall be beneficially owned (directly or indirectly) by any other entity, the obligations of the undersigned to the Company under this instrument shall ipso facto terminate and be of no further effect whatsoever.

Notwithstanding the provisions of the first paragraph of this Agreement, in the event that the employment of the undersigned by the Company shall terminate prior to retirement and such cessation of employment shall in no way be attributable to either the resignation (or other voluntary act) of the undersigned or the fault (or conduct) of the undersigned, the undersigned may apply to the Stock Plan Committee (the “Committee”) appointed to administer the aforesaid Stock Bonus Plan for a termination of the obligations of the undersigned under this instrument, and, in such event, upon a determination by the Committee that such cessation of employment of the undersigned was in no way attributable to either the resignation (or other voluntary act) of the undersigned or the fault (or conduct) of the undersigned, all of the obligations of the undersigned of the Company under this instrument shall terminate on the effective date of any such determination by the Committee. Any determination made by the Committee with respect to any such application by the undersigned shall be conclusive and binding upon both the Company and the undersigned.

The obligations of the undersigned hereunder shall expire in any event five (5) years from the date hereof.

This instrument shall be construed in accordance with the laws of the Commonwealth of Massachusetts and shall take effect as an instrument under seal as of the day and year shown below.

DATE:

By: